UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2015

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pier 1 Place Fort Worth, Texas 76102
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (817) 252-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On June 30, 2015, Pier 1 Imports, Inc. (the “Company”) announced that Jeffrey N. Boyer will join the Company effective July 27, 2015, as Executive Vice President and Chief Financial Officer. Mr. Boyer, who is 57 years old, will have responsibility for the Company’s financial operations and accounting, including financial reporting, planning and analysis, accounting, treasury, tax and investor relations.

Prior to joining the Company, Mr. Boyer served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer for Tuesday Morning Corporation, based in Dallas, Texas, since September 2013. From April 2008 to September 2013, Mr. Boyer served as Executive Vice President and Chief Financial Officer of 24 Hour Fitness Worldwide, based in San Ramon, California, and was promoted to Chief Operating Officer in June 2012. From January 2003 to April 2008, Mr. Boyer held the positions of Executive Vice President, Chief Financial Officer; Co-President and Chief Financial Officer; and President and Chief Financial Officer with The Michaels Companies, Inc. He has also held executive positions with Sears Holdings Corporation and Kmart Corporation.

The Company has agreed to pay Mr. Boyer a base salary of $500,000 per year, and he will be eligible to earn a target annual incentive payment of 75% of his base salary pursuant to the Company’s short-term incentive plan. Such payment will be prorated based on his hire date. The Company intends to grant Mr. Boyer long-term incentive compensation consisting of an aggregate of 39,463 shares of restricted stock, which includes 15,785 time-based shares vesting ratably over a three-year period on the anniversary of the grant date, 19,729 shares based on the Company’s cumulative EBITDA results for fiscal years 2016-2018, and 3,949 shares based on the Company’s relative total shareholder return performance ranking over fiscal years 2016-2018. In addition, the Company will make a one-time discretionary contribution of $150,000 to a deferred compensation plan account for Mr. Boyer, which will be fully vested after 12 months of continued employment. In the event Mr. Boyer would otherwise be entitled to receive a short-term incentive payment from his previous employer, the Company will reimburse him for any forfeited amount, up to $150,000, within 30 days following commencement of employment with the Company.

(b)	The Company also announced on June 30, 2015, that Laura A. Coffey will step down as Executive Vice President and Interim Chief Financial Officer when Mr. Boyer’s appointment becomes effective on July 27, 2015, at which time she will be named to a separate executive position within the Company.

The press release containing these announcements is attached to as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Description

99.1	Press release dated June 30, 2015, announcing Jeffrey N. Boyer as the Company’s new Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

June 30, 2015	/s/ Michael A. Carter
Michael A. Carter
Senior Vice President, Compliance and General Counsel, Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press release dated June 30, 2015, announcing Jeffrey N. Boyer as the Company’s new Executive Vice President and Chief Financial Officer.